UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PORTAGE FINTECH ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2023

PORTAGE FINTECH ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40639	98-1592069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 Park Avenue, 29F East New York, NY	10017
(Address of principal executive offices)	(Zip Coe)

(212) 380-5605
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	PFTAU	The NASDAQ Stock Market LLC
Class A ordinary shares included as part of the units	PFTA	The NASDAQ Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PFTAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Non-Redemption Agreement

On July 14, 2023, Portage Fintech Acquisition Corporation (the “Company”) and PFTA I LP, an Ontario limited partnership (the “Sponsor”), entered into non-redemption agreements (each, a “Non-Redemption Agreement”) with certain unaffiliated third parties (each, a “Holder,” and collectively, the “Holders”) in exchange for the Holder or Holders agreeing either not to request redemption in connection with the Extension (as defined below) or to reverse any previously submitted redemption demand in connection with the Extension with respect to an aggregate of 200,000 Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), of the Company sold in its initial public offering (the “IPO”) at the extraordinary general meeting called by the Company to, among other things, approve an amendment to the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must consummate an initial business combination from 24 months from the completion of the Company’s IPO to 36 months from the completion of the Company’s IPO or such earlier date as is determined by the board of directors of the Company to be in the best interests of the Company (the “Extension”). In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the closing of an initial business combination, (i) the Sponsor (or its designees or transferees) will surrender and forfeit to the Company for no consideration an aggregate of 60,000 shares of the Company’s Class B ordinary shares, par value $0.0001 per share, held by the Sponsor (the “Forfeited Shares”) and (ii) the Company shall issue to the Holders a number of Class A ordinary shares equal to the Forfeited Shares.

The foregoing description of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed, in connection with the closing of the transactions contemplated by that certain Securities Purchase Agreement (the “Agreement”) dated July 12, 2023 by and between the Sponsor and Perception Capital Partners IIIA LLC, a Delaware limited liability company (“Perception”), Rick Gaenzle will replace Adam Felesky as Chief Executive Officer, Corey Campbell will replace Ajay Chowdhery as Chief Financial Officer, and Tao Tan and Jim Sheridan will join the Company as Co-Presidents (collectively, the “New Officers”), and such appointments will be effective as of the closing date, which is expected to be no later than July 21, 2023.

Rick Gaenzle, age 58, will serve as our Chief Executive Officer and director. Mr. Gaenzle has over 30 years of private equity investment and corporate finance experience; he is a co-founder and currently serves as a Managing Director of Gilbert Global Equity Capital, L.L.C., the principal investment advisor to Gilbert Global Equity Partners, L.P. and related entities, a $1.2 billion leveraged buyout and private equity fund. Mr. Gaenzle has spent the last 28 years at Gilbert Global and its predecessor entity, completing over 110 direct equity investments, co-investments and add-on acquisitions for portfolio companies. He also serves as the Chief Executive Officer and a member of the board of directors of Perception Capital Corp. II. Previously, Mr. Gaenzle was a Principal of Soros Capital L.P., the principal venture capital and leveraged equity entity of the Quantum Group of Funds and a principal advisor to Quantum Industrial Holdings Ltd. Prior to joining Soros Capital, Mr. Gaenzle held various positions at PaineWebber Inc. Mr. Gaenzle currently serves as an Operating Partner of NPGand Chairman of Lake Street Homes, a single-family rental investment vehicle. Mr. Gaenzle previously served on the boards of CPM Holdings, Inc., True Temper Corp, Optical Capital Group, Inc., Birch Telecommunications, Inc., E-via S.p.A., Tinka-ServiCos de Consultoria, S.A., the LaserSharp Corporation and Sustainable Opportunities Acquisition Corp. (“SOAC”), where he also served as Chairman of the Audit Committee. Mr. Gaenzle holds a B.A. from Hartwick College and an M.B.A. from Fordham University.

Corey Campbell, age 41, will serve as our Chief Financial Officer. Mr. Campbell currently serves as the Chief Financial Officer of NPG and Perception Capital Corp. II. Prior to joining NPG, Mr. Campbell held a number of positions within the finance and accounting organizations at Valspar Corporation, where he worked for seven years. At Valspar, he held a range of positions, including managing an International Controllership group that spanned four regions and 27 countries. Prior to Valspar, Mr. Campbell was a Senior Audit Associate at Lurie, LLP. Mr. Campbell earned a B.B.A. in finance and business economics from the Mendoza School of Business at the University of Notre Dame.

Tao Tan, age 37, will serve as our Co-President. Mr. Tan has nearly 15 years of experience across finance, strategy and business transformation. Prior to joining Perception, Mr. Tan was an officer and a senior advisor to multiple investing and operating entities. Until 2020, Mr. Tan was an Associate Partner at McKinsey & Company’s New York office. At McKinsey, Mr. Tan led teams across the firm’s transformation and private equity & principal investor practices, where he drove comprehensive performance transformation and turnaround programs for companies with revenues ranging from $200 million to $25 billion across multiple industries and continents. Most recently, Mr. Tan helped found, launch and lead McKinsey’s SPAC service line, and served in a leadership role in McKinsey’s COVID-19 client response team. Prior to McKinsey, Mr. Tan was a Senior Associate at Rose Tech Ventures, where he led the firm’s first-round investment in JUMP Bikes, which was subsequently sold to Uber in 2018. Prior to Rose Tech Ventures, Mr. Tan served in investment banking and capital markets roles at Bank of America Merrill Lynch and Lehman Brothers. Mr. Tan is a member of the Council on Foreign Relations and of the Economic Club of New York. He serves as Co-President of Perception Capital Corp. II, Mr. Tan received his B.A. and his M.B.A, both with honors, from Columbia University in the City of New York, where he was an Erwin Wolfson Scholar and a Toigo Foundation Fellow.

James Sheridan, age 55, will serve as our Co-President. Mr. Sheridan is currently the Chief Executive Officer of Perception Capital and co-President of Perception Capital Corp. II. He has experience as both an operating executive (Chief Procurement Officer) and as a leader of the Purchasing Practice at McKinsey & Co. Mr. Sheridan also has over 25 years of corporate and private equity leadership experience delivering bottom line impact and organizational capability improvement. Mr. Sheridan has served on the board of directors of Innoviz (Nasdaq: INVZ) since April 2021. Prior to joining Perception in 2020, Mr. Sheridan served as an Operating Partner for Sustainable Opportunities Acquisition Corp. (NYSE:SOAC), the first ESG focused SPAC, led by Scott Honour (Chairman). Before joining SOAC, he served as a Senior Vice President of Purchasing and Logistics at Forterra Building Products from 2017-2019. Prior to Forterra, Mr. Sheridan spent 12 years (2005-2017) at McKinsey & Co. as a Senior Expert in Purchasing & Supply Chain. During his tenure at McKinsey & Co., he led operational transformations across industries from petrochemicals and metals to aerospace. From 2003 through 2005, Mr. Sheridan was Champion Enterprises’ Chief Procurement Officer. Mr. Sheridan started his professional career at Ford Motor Company in Corporate Purchasing, where he spent over 8 years in a number of positions, including serving as the Strategy Manager for Manufacturing Procurement Operations (Powertrain and Raw Materials). Mr. Sheridan earned a B.A. from the College of the Holy Cross and M.B.A from Carnegie Mellon.

None of our directors or officers will receive any cash compensation for services rendered to us. Our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

In addition, each of the New Officers and New Directors are expected to enter into a standard indemnity agreement and a letter agreement substantially on the same terms as the letter agreement, dated July 20, 2023, among the Company, the Sponsor and each executive officer and director of the Company. There are no family relationships between the New Officers or New Directors and any other board member or executive officer. Moreover, the New Officers and New Directors are not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K other than the transactions contemplated by the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Non-Redemption Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTAGE FINTECH ACQUISITION CORPORATION

Date: July 14, 2023	By:	/s/ Ajay Chowdhery
	Name:	Ajay Chowdhery
	Title:	Chief Financial Officer and Chief Operating Officer

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